UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2015

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13026	36-2984916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59 Armstrong Road, Plymouth, Massachusetts	02360
(Address of Principal Executive Offices)	(Zip Code)

(508) 830-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Blyth, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on August 31, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 30, 2015, by and among the Company, CB Shine Holdings, LLC, a Delaware limited liability company (“Parent”), and CB Shine Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on September 14, 2015, Merger Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.02 per share, of the Company (the “Shares”), at a price of $6.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 14, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Parent and Merger Sub on September 15, 2015 (the “Schedule TO”). Parent and Merger Sub are affiliates of The Carlyle Group, a global alternative asset manager.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 11:59 p.m., New York City time, on October 13, 2015 (the “Expiration Date”). Computershare Trust Company, N.A., in its capacity as depositary for the Offer (the “Depositary”), has advised Parent and Merger Sub that approximately 11,749,938 Shares (not including approximately 443,997 Shares tendered by notice of guaranteed delivery) were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 75.6% of the outstanding Shares.

All conditions to the Offer having been satisfied, on October 13, 2015, Merger Sub accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Date (such time of acceptance for payment, the “Acceptance Time”) and all holders of these Shares will be paid promptly in accordance with the terms of the Offer.

On October 14, 2015 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent. The Merger became effective (the “Effective Time”) on October 14, 2015, upon filing the certificate of merger with the Secretary of State of the State of Delaware.

Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding Share (except for (i) Shares then held by Parent, Merger Sub or the Company or any subsidiary of either the Company or Parent, all of which were canceled and retired and ceased to exist, and (ii) Shares held by any stockholder of the Company who properly demanded appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger) was canceled and converted into the right to receive an amount in cash equal to the Offer Price, less any applicable withholdings taxes (the “Merger Consideration”). The effect of the Merger on the Company’s equity-based awards is described on pages 4-5 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on September 15, 2015, as amended from time to time, which description is incorporated herein by reference. Shareholders no longer have any rights with respect to the Shares other than the right to receive the Offer Price pursuant to the Merger Agreement (or with respect to any stockholder of the Company who properly demanded appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger, the fair value of the Shares).

The aggregate consideration paid in the Offer and Merger was approximately $98 million. The source of funds for the acquisition of the Company was provided by Parent through a capital contribution from an affiliate of Carlyle and cash on hand.

The foregoing summary description of the Merger Agreement and related transactions may not contain all information that investors might consider important and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 31, 2015, and which is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Merger on October 14, 2015 constituted an event of default under (i) the Term Loan and Security Agreement (the “Term Loan Agreement”) by and among the Company and certain of its domestic subsidiaries as borrowers and GFIE, LLC, as term lender (the “Term Lender”), and (ii) the Loan and Security Agreement (the “Revolving Loan Agreement” and, collectively with the Term Loan Agreement, the “Loan Agreements”), by and among the Company and certain of its domestic subsidiaries as borrowers and Bank of America, N.A., as revolving lender (the “Revolving Lender” and, collectively with the Term Lender, the “Lenders”), triggering the right of the Revolving Lender to terminate its commitment to make additional loans and otherwise extend credit under the Revolving Loan Agreement and the right of each Lender under each of the Loan Agreements to receive immediate payment in full of any outstanding principal of, and interest under, the respective Loan Agreements together with any outstanding fees, costs and expenses and any other outstanding obligations, all in accordance with the terms of the respective Loan Agreements.

In order to satisfy its obligations in connection with the event of default that occurred under the Term Loan Agreement and the Revolving Loan Agreement as a result of the consummation of the Merger, the Term Lender, the Company and the other borrowers under the Term Loan Agreement entered into a Waiver and Consent Regarding the Term Loan and Security Agreement on October 14, 2015 (the “Term Loan Waiver”) and the Revolving Lender, the Company and the other borrowers under the Revolving Loan Agreement entered into a Consent and Amendment No. 2 to Loan and Security Agreement on October 14, 2015 (the “Revolving Loan Consent and Amendment”). Pursuant to the Term Loan Waiver, the Term Lender agreed to waive the events of default under the Term Loan Agreement triggered by the consummation of the Merger, provided that the outstanding obligations under the Term Loan Agreement are paid in full on or prior to the 90th day after the Closing Date; and the Company agreed (x) to make a payment of principal in respect of outstanding obligations under the Term Loan Agreement in an amount equal to $12,500,000 on the Closing Date and, (y) not to make any distributions (other than certain specified payments) or any payments in respect of fees and expenses to Carlyle Investment Management, L.L.C. (“Advisor”), Parent, or to any of Parent’s or Advisor’s affiliates, representatives or advisors incurred in connection with the actions contemplated by the Merger Agreement other than payments that do not exceed $125,000 for any individual recipient and $650,000 in the aggregate for all such payments. Under the Revolving Loan Consent and Amendment, the Revolving Lender consented to the consummation of the Merger, subject to certain related amendments to the Revolving Loan Agreement. Among other things, such amendments permit the Company to pay in full the outstanding obligations under the Term Loan Agreement on or prior to the 90th day after the Closing Date, subject to certain conditions, and provided that, from and after the Closing Date and until and including the first borrowing made after the outstanding obligations under the Term Loan Agreement are paid in full, all extensions of credit under the Revolving Loan Agreement will be conditioned upon the Company having cash or cash equivalents and availability under the Revolving Loan Agreement in an amount equal to no less than three times the cash burn of the Company for the most recent 12 month period.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified The New York Stock Exchange (the “NYSE”) that the Merger had been consummated, and requested that the trading of Shares on the NYSE be suspended prior to market open on the Closing Date and that the listing of the Shares on the NYSE be withdrawn. In addition, the Company requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of the Shares from the NYSE and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15, requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and suspending the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 3.01, and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn pursuant to the Offer on the Expiration Date and the consummation of the Merger pursuant to Section 251(h) of the DGCL in accordance with the Merger Agreement on the Closing Date, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The information set forth under Item 2.01, Item 2.04, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The foregoing summary description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 31, 2015, and which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of the directors of the Company immediately prior to the Effective Time voluntarily resigned from the Board of Directors of the Company and, in accordance with the Merger Agreement, the directors of Merger Sub became the directors of the surviving corporation. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. Biographical and other information with respect to the new directors of the Company is set forth in Annex I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO (together with any amendments and supplements thereto), which is incorporated herein by reference.

Immediately following the Effective Time of the Merger, Robert B. Goergen, Chairman of the Board, Robert B. Goergen, Jr. Chief Executive Officer and President, and Jane F. Casey, Chief Financial Officer, Vice President and Treasurer, ceased to serve in such roles, and the Board appointed Harry Slatkin as Chief Executive Officer and Chief Creative Officer, Daniel R. Chard as President and Chief Operating Officer, and Jonathan Lavallee as Vice President, Treasurer and Chief Financial Officer.

Harry J. Slatkin served as Chief Executive Officer of Belstaff Group SA from June 2011 to October 2015. Prior to serving in that position, Mr. Slatkin founded Slatkin & Co. in 1992 and sold the business to Limited Brands, Inc. in 2005 and served as the President of Home Design at Limited Brands Inc. from 2005 until June 2011.

Daniel R. Chard served as President of Global Sales and Operations of Nu Skin Enterprises, Inc. from May 2009 to October 2015. Prior to serving in that position, Mr. Chard served as Executive Vice President of Distributor Success from February 2006 to May 2009 and President of Nu Skin Europe from April 2004 to February 2006. Prior to joining Nu Skin, Mr. Chard worked in a variety of strategic marketing positions in the consumer products industry. Mr. Chard holds a B.A. degree in Economics from Brigham Young University and an M.B.A. from the University of Minnesota.

Jonathan Lavallee served as chief financial officer of Talent Partners from October 2014 to June 2015, and as interim chief executive officer of Talent Partners from April 2015 to June 2015. Prior to serving in that position, Mr. Lavallee served as chief financial officer of Galaxy Brand Holdings from May 2013 to August 2014 and as chief financial officer of Fuel Outdoor Holdings from October 2006 to November 2012. Mr. Lavallee holds a B.S. degree in Accounting from Rowan University.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01. Other Events.

On October 14, 2015, Parent and the Company issued a joint press release relating to the expiration of the Offer and the consummation of the Merger. The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 30, 2015, by and among CB Shine Holdings, LLC, CB Shine Merger Sub, Inc. and Blyth, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 31, 2015).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint Press Release dated October 14, 2015 (incorporated herein by reference to Exhibit (a)(5)(B) to Amendment No. 6 to the Schedule TO filed by Carlyle U.S. Equity Opportunity Fund, L.P., Parent and Merger Sub with the SEC on October 14, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLYTH, INC.

Date: October 19, 2015	By:	/s/ Michael S. Novins
		Name:	Michael S. Novins
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 30, 2015, by and among CB Shine Holdings, LLC, CB Shine Merger Sub, Inc. and Blyth, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 31, 2015).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint Press Release dated October 14, 2015 (incorporated herein by reference to Exhibit (a)(5)(B) to Amendment No. 6 to the Schedule TO filed by Carlyle U.S. Equity Opportunity Fund, L.P., Parent and Merger Sub with the SEC on October 14, 2015).